Exhibit 1.1

Execution Version

EASTERN ENERGY GAS HOLDINGS, LLC

$900,000,000 2024 Series A 5.650% Senior Notes due 2054

UNDERWRITING AGREEMENT

October 7, 2024

BofA Securities, Inc.

MUFG Securities Americas Inc.

SMBC Nikko Securities America, Inc.

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

as Representatives of the

Underwriters listed in Schedule I hereto

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

MUFG Securities Americas Inc.

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

SMBC Nikko Securities America, Inc.

277 Park Avenue

New York, New York 10172

Truist Securities, Inc.

3333 Peachtree Road

Atlanta, Georgia 30326

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, North Carolina 28202

Ladies and Gentlemen:

The undersigned, Eastern Energy Gas Holdings, LLC, a Virginia limited liability company (the “Company”), hereby confirms its agreement with the several Underwriters named in Schedule I hereto (the “Agreement”) with respect to the issuance and sale to the several Underwriters named in Schedule I of $900,000,000 of the Company’s 2024 Series A 5.650% Senior Notes due 2054 (the “Senior Notes”) specified in Schedule II hereto, and the public offering thereof by the several Underwriters, upon the terms specified in Schedule II. Capitalized terms used herein without definition shall be used as defined in the Prospectus (as hereinafter defined).

1. Underwriters and Representatives. The term “Underwriters” as used herein shall be deemed to mean the several persons, firms or corporations (including the Representatives hereinafter mentioned) named in Schedule I hereto, and the term “Representatives” as used herein shall be deemed to mean the Representatives to whom this Agreement is addressed, who by signing this Agreement represent that they have been authorized by the other Underwriters to execute this Agreement on their behalf and to act for them in the manner herein provided. If there shall be only one person, firm or corporation named as an addressee above, the term “Representatives” as used herein shall mean that person, firm or corporation. If there shall be only one person, firm or corporation named in Schedule I hereto, the term “Underwriters” as used herein shall mean that person, firm or corporation. All obligations of the Underwriters hereunder are several and not joint. Unless otherwise stated, any action under or in respect of this Agreement taken by the Representatives will be binding upon all the Underwriters.

2. Description of the Senior Notes. Schedule II specifies the aggregate principal amount of the Senior Notes, the initial public offering price of the Senior Notes, and the purchase price to be paid by the Underwriters for the Senior Notes and sets forth the date, time and manner of delivery of the Senior Notes and payment therefor. Schedule II also specifies (to the extent not set forth in Sections 4 and 5 herein, or in the Registration Statement, the Time of Sale Information or the Prospectus, each such term as defined below) the terms and provisions for the purchase of such Senior Notes. The Senior Notes will be issued under the Company’s Indenture dated as of October 1, 2013 (the “Base Indenture”), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the “Trustee”), as previously supplemented and as further supplemented by the Sixteenth Supplemental Indenture, to be dated as of October 9, 2024, by and between the Company and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

3. A. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that:

(a) A registration statement, No. 333-276072 on Form S-3 for the registration of the Senior Notes under the Securities Act of 1933, as amended (the “Securities Act”), heretofore filed with the Securities and Exchange Commission (the “Commission”) by the Company, has become effective. Such registration statement became effective not earlier than three years prior to the Closing Date (as defined below), and the Company has not received any notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act. As used herein, “Registration Statement” means, at any given time, such registration statement including the amendments thereto up to such time, the exhibits and any schedules thereto at such time, the Incorporated Documents (as defined below) at such time and documents otherwise deemed to be a part thereof or included therein at such time pursuant to the Rules and Regulations (as defined below) and information that was omitted from the Registration Statement at the time it became effective but that is deemed to be part of and included in the Registration Statement pursuant to Rule 430B under the Securities Act (“Rule 430B Information”); “Base Prospectus” means the base prospectus included in the Registration Statement; “Preliminary Prospectus” means the Base Prospectus and any prospectus supplement used in connection with the offering of the Senior Notes that omitted the Rule 430B Information and is used prior to the filing of the Prospectus (as defined below); “Prospectus” means the prospectus supplement to the Base Prospectus that is first filed after the execution hereof pursuant to Rule 424(b) under the Securities Act, together with the Base Prospectus, as amended at the time of such filing; and “Prospectus Supplement” means the prospectus supplement to the Base Prospectus included in the Prospectus. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Prospectus” and “Prospectus Supplement” include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether such incorporated documents are filed before or after the date of such Registration Statement or Prospectus (collectively, the “Incorporated Documents”). When such Incorporated Documents are filed after the date of the document into which they are incorporated, they shall be deemed included therein from the date of filing of such Incorporated Documents.

At or before 2:15 p.m. on the date hereof (the “Time of Sale”), the Company had prepared the following information in connection with the offering (collectively, the “Time of Sale Information”): the Base Prospectus dated December 15, 2023, each Preliminary Prospectus, the Final Term Sheet (as defined in Section 6(a)) and any Issuer Free Writing Prospectus (as defined in Section 3A(c)) listed on Schedule III hereto. Notwithstanding any provision hereof to the contrary, each document included in the Time of Sale Information shall be deemed to include all documents (including any Current Report on Form 8-K) incorporated therein by reference, whether any such Incorporated Document is filed before or after the document into which it is incorporated, so long as the Incorporated Document is filed before the Time of Sale.

(b) No order suspending the effectiveness of the Registration Statement or otherwise preventing or suspending the use of the Prospectus has been issued by the Commission and is in effect and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement and the Prospectus comply in all material respects with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules, regulations and releases of the Commission under the Securities Act, the Exchange Act and the Trust Indenture Act (the “Rules and Regulations”); the Registration Statement, on its most recent effective date and on the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; neither the Prospectus as of its date nor the Time of Sale Information at the Time of Sale contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; on the Closing Date, none of the Time of Sale Information, the Issuer Free Writing Prospectuses (as supplemented by and taken together with the Time of Sale Information) or the Prospectus will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, on the Closing Date, the Registration Statement and the Prospectus (including any amendments and supplements thereto) conform, and any further amendments or supplements to the Registration Statement or Prospectus when made will conform, in all material respects, to the requirements of the Securities Act, the Exchange Act, the Trust Indenture Act and the Rules and Regulations; provided, that the foregoing representations and warranties in this Section 3A(b) shall not apply to statements in or omissions from the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives for use in the Registration Statement, any Issuer Free Writing Prospectus, the Time of Sale Information or the Prospectus or the part of the Registration Statement which constitutes the Trustee’s Statement of Eligibility under the Trust Indenture Act; and provided further, that, except as otherwise provided in Section 3A(a) with respect to the Time of Sale Information, the foregoing representations and warranties are given on the basis that any statement contained in an Incorporated Document shall be deemed not to be contained in the Registration Statement, the Time of Sale Information or the Prospectus if the statement has been modified or superseded by any statement in a subsequently filed Incorporated Document or in the Registration Statement or the Prospectus or in any amendment or supplement thereto.

(c) Other than the Base Prospectus, any Preliminary Prospectus, the documents listed on Schedule III, the Prospectus, or any document not constituting a prospectus under Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to, any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Senior Notes, unless such written communication is approved in writing in advance by the Representatives. To the extent any such written communication constitutes an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act and referred to herein as an “Issuer Free Writing Prospectus”), such Issuer Free Writing Prospectus complied or will comply in all material respects with the requirements of Rule 433(c) and, if the filing thereof is required pursuant to Rule 433, such filing has been or will be made in the manner and within the time period required by Rule 433(d). The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each such Issuer Free Writing Prospectus in accordance with Rule 433 under the Securities Act.

(d) If, at any time following issuance of an Issuer Free Writing Prospectus, any event occurred or occurs as a result of which such Issuer Free Writing Prospectus conflicted or conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company (i) has promptly notified or will promptly notify the Underwriters through the Representatives of such conflict and, (ii) at its expense, has promptly amended or supplemented or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict; provided, that the foregoing representations and warranties in this Section 3A(d) shall not apply to conflicts arising from statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon information furnished herein or in writing to the Company by the Underwriters or on the Underwriters’ behalf through the Representatives for use in such Issuer Free Writing Prospectus.

(e) The Company is not, and has not been since the filing of the Registration Statement, an “ineligible issuer,” both terms as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering of Senior Notes pursuant to Rule 456(b)(1) under the Securities Act or will pay such fees within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(f) Since the respective most recent dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any amendments or supplements after the date hereof), (i) there has not been any material adverse change or event which would result in a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) and (ii) there have been no material transactions entered into by the Company other than those in the ordinary course of business. The Company and its subsidiaries taken as a whole have no material contingent financial obligation which is not disclosed in the Registration Statement, the Time of Sale Information or the Prospectus.

(g) Eastern MLP Holding II, LLC, Cove Point GP Holding Company, LLC, Cove Point LNG, LP and Eastern Gast Transmission and Storage, Inc. are the Company’s only Significant Subsidiaries as such term is defined in Rule 1-02 of Regulation S-X, substituting in such definition June 30, 2024 and the 12 month period ended June 30, 2024 for the end of the most recently completed fiscal year, and for the most recently completed fiscal year, respectively (each of the foregoing entities, a “Significant Subsidiary” and, collectively, the “Significant Subsidiaries”). All of the issued and outstanding equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and are owned, directly or indirectly through subsidiaries, by the Company, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

(h) The Company is neither (i) in violation of its operating agreement, nor (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which in the case of this subsection (ii) would result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture and the Senior Notes, the consummation of the transactions contemplated in this Agreement and in the Registration Statement (including the issuance and sale of the Senior Notes and the use of the proceeds from the sale of the Senior Notes as described in the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement, the Indenture and the Senior Notes do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, operating agreement or bylaws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations, and the Company has full power and authority to authorize, issue and sell the Senior Notes as contemplated by this Agreement.

(i) Deloitte & Touche LLP, who has audited certain of the Company’s financial statements filed with the Commission and incorporated by reference in the Registration Statement, is an independent registered public accounting firm as required by the Securities Act and the applicable Rules and Regulations thereunder.

(j) The Company is not, and after giving effect to the offering and sale of the Senior Notes and the application of the proceeds thereof as described in the Time of Sale Information or the Prospectus, will not be, an “investment company” or a company “controlled” by an “investment company” which is required to be registered under the Investment Company Act of 1940, as amended.

(k) The Company has been a disregarded entity for U.S. federal income tax purposes at all times since its formation (and under any comparable provision of state and local tax law), and no taxing authority has taken a position inconsistent with such classification. No election has been made and no action has been taken that has caused or could cause the Company to be classified as an association (and thus a corporation) for any tax purposes.

(l) The Company has filed all tax returns required to be filed and paid all taxes, each through the date hereof; except taxes being contested in good faith (provided that adequate reserves have been established therefor in accordance with GAAP) and except to the extent, individually or in the aggregate, as would result in a Material Adverse Effect.

(m) Neither the Company nor, to the knowledge of the Company, any director, officer or employee of the Company (i) is currently the target of any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department, the United States Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) is located, organized or resident in a country that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic or any other region of Ukraine identified pursuant to Executive Order 14065); and the Company will not directly or indirectly use the proceeds of the offering of the Senior Notes, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person, or in any country or territory, that is currently the subject or target of Sanctions or in any other manner that will result in a violation by any person (including any person participating in the transaction whether as an underwriter, advisor, investor or otherwise) of Sanctions. The Company has not knowingly engaged in for the past five years, and is not now knowingly engaged in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(n) The Company has been duly formed and is validly existing as a limited liability company under the laws of the Commonwealth of Virginia with power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

(o) The Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied or when so filed will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the applicable Rules and Regulations thereunder, and, when read together with the other information in the Registration Statement, the Time of Sale Information and the Prospectus, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or are made, not misleading. The Company is in compliance in all material respects with all the applicable provisions of the United States Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(p) The financial statements and any supporting schedules of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the financial condition of the Company as of the dates indicated and the results of its operations for the periods specified; and, except as stated therein, said financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and any supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus present fairly the information required to be stated therein.

(q) This Agreement has been duly authorized by and, upon execution and delivery by the parties hereto, will be a legal, valid and binding agreement of the Company, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy; the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity thereunder may be limited by federal or state securities laws or principles of public policy; the Senior Notes have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Indenture against payment of the consideration therefor specified in the Prospectus, the Senior Notes will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms; except as enforcement of the Indenture and the Senior Notes may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally and general equitable principles; the Senior Notes and the Indenture will conform in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Information and the Prospectus; and the Senior Notes will be entitled to the benefits provided by the Indenture.

(r) No consent, approval, authorization, order or decree of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement, except (x) such as have been, or will have been prior to the Closing Date, obtained under the Securities Act and the Trust Indenture Act and (y) such as may be required under state securities (“Blue Sky”) laws.

(s) Except as may be set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting, the Company which would be reasonably likely to result in a Material Adverse Effect or would be reasonably likely to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the Indenture.

(t) The Company (i) makes and keeps books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(u) The Company (i) is in compliance with any and all applicable United States federal, state and local laws (including common law) and regulations relating to the protection of natural resources, human health, safety, and the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective businesses, except where such non-compliance with Environmental Laws as set forth in (i), and failure to receive required permits, licenses or other approvals, as set forth in (ii), either (x) would not be reasonably likely to have a Material Adverse Effect, or (y) is set forth in or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus (exclusive of any supplement thereto).

(v) The Company has good and sufficient title to all the material properties described as owned and good and sufficient leasehold interest in all of the properties described as leased by it, subject to minor defects and irregularities customarily found in properties of like size and character that do not materially impair the use of the property affected thereby in the operation of the business of the Company.

(w) Neither the Company nor, to the knowledge of the Company, after due inquiry, any director, officer or employee of the Company, has in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official, “foreign office” as defined in the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, or any other applicable anti-bribery or anti-corruption laws or statutes; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any domestic government official, foreign official or employee; and the Company has conducted its business in compliance with the FCPA, the Bribery Act 2010 of the United Kingdom, as amended, and any other applicable anti-bribery or anti-corruption laws or statues, and has instituted and maintains policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(x) The operations of the Company have been conducted at all applicable times in compliance with applicable financial recordkeeping and reporting requirements of the United States Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions in which the Company conducts business, the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator to which the Company is subject with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(y) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and each of its subsidiaries has implemented and maintained appropriate controls, policies, procedures, and safeguards to maintain and protect its material confidential information, any information that relates to individuals and/or constitutes “personal data,” “personal information,” or any similar term under applicable law (“Personal Data”), and the integrity, continuous operation, redundancy and security of all the Company’s or its subsidiaries’ material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all sensitive, confidential or regulated data or Personal Data) used in connection with its business, and, (ii) to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized use, loss, exfiltration, or destruction of, or access to the same, nor any incidents under internal review or investigations relating to the same. The Company is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the processing privacy and security of IT Systems, confidential information and Personal Data and to the protection of such IT Systems, confidential information and Personal Data from unauthorized use, loss, exfiltration, destruction, access, misappropriation or modification.

(z) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in compliance with the Commission’s rules and guidelines applicable thereto.

(aa) Any certificate signed by any director or officer of the Company and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Senior Notes shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby on the date of such certificate.

3. B. Representations and Warranties of the Underwriters. Each of the Underwriters represents and warrants to, and agrees with, the Company that:

(a) It has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Senior Notes as part of their initial offering outside the United States except in or from those jurisdictions set forth on Schedule V hereto, in accordance with the restrictions and the applicable securities laws and regulations thereunder as set forth in the Underwriting section of the Prospectus Supplement under the caption “Selling Restrictions.”

(b) It has not made and will not make, unless approved in writing in advance by the Company and the Representatives, any offer relating to the Senior Notes that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act and referred to herein as a “Free Writing Prospectus”) that would be required to be filed with the Commission under Rule 433 under the Securities Act. Notwithstanding the foregoing, it may use a free writing prospectus that is (i) the Final Term Sheet; (ii) an Issuer Free Writing Prospectus listed on Schedule III or otherwise approved in writing in advance by the Representatives pursuant to Section 3A(c) above or (iii) one or more term sheets relating to the Senior Notes that do not contain substantive changes from or additions to the Final Term Sheet. The Representatives and the Company agree that any such term sheets described in clause (iii) above will not constitute Issuer Free Writing Prospectuses for purposes of this Agreement.

(c) It will, pursuant to reasonable procedures developed in good faith, retain copies of each Free Writing Prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(d) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding is initiated against it during the period of time after the first date of the public offering of the Senior Notes that a prospectus relating to the Senior Notes is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Senior Notes by an Underwriter or dealer (the “Prospectus Delivery Period”)). Whether the Prospectus Delivery Period is ongoing for purposes of this Section 3B(d) shall be determined by the opinion of Latham & Watkins LLP.

4. Purchase and Public Offering. On the basis of the representations and warranties herein contained, but subject to the terms and conditions in this Agreement set forth, the Company agrees to sell to each of the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price, place and time hereinafter specified, the principal amount of the Senior Notes set forth opposite the name of such Underwriter in Schedule I hereto. The Underwriters agree to make a public offering of their respective Senior Notes specified in Schedule I hereto at the initial public offering price specified in Schedule II hereto. It is understood that after such initial offering the several Underwriters reserve the right to vary the offering price and further reserve the right to withdraw, cancel or modify any subsequent offering without notice. The Company shall not be obligated to deliver any of the Senior Notes, except upon payment for all of the Senior Notes to be purchased on the Closing Date. In addition, the Underwriters shall make a payment to the Company in an amount equal to $450,000 in respect of certain expenses incurred by the Company in connection with the offering of the Senior Notes (the “Reimbursement Amount”).

5. Time and Place of Closing. Delivery of the certificate(s) for the Senior Notes and payment therefor and for the Reimbursement Amount by the Representatives for the accounts of the several Underwriters shall be made at the time, place and date specified in Schedule II or such other time, place and date as the Representatives and the Company may agree upon in writing, and subject to the provisions of Section 10 hereof. The hour and date of such delivery and payment are herein called the “Closing Date.” On the Closing Date, the Company, through the facilities of The Depository Trust Company (“DTC”), shall deliver or cause to be delivered a securities entitlement with respect to the Senior Notes to the Representatives for the accounts of each Underwriter against payment of the purchase price and the Reimbursement Amount by wire transfer of same day funds to a bank account designated by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Senior Notes shall be registered in the name of Cede & Co., as nominee for DTC.

6. Covenants of the Company. The Company agrees that:

(a) The Company will prepare and file the final Prospectus, in a form approved by the Representatives, with the Commission within the time periods specified by Rule 424(b) and Rule 430B under the Securities Act; will prepare a final term sheet, substantially in the form of Schedule IV hereto and file such final term sheet in compliance with Rule 433(d) under the Securities Act (as so filed, the “Final Term Sheet”); will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and within the Prospectus Delivery Period. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(i) under the Securities Act and, in any event, prior to the Closing Date.

(b) If the Representatives so request, the Company, on or prior to the Closing Date, will deliver to the Representatives conformed copies of the Registration Statement as originally filed, including all exhibits, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to each such document, in each case as soon as available and in such quantities as are reasonably requested by the Representatives. The Representatives will be deemed to have made such a request for copies for each of the several Underwriters and Latham & Watkins LLP, counsel to the Underwriters, with respect to any such documents that are not electronically available through the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) filing system or any successor thereto.

(c) The Company will pay all expenses in connection with (i) the preparation and filing by it of the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus and the Prospectus, (ii) the preparation, issuance, authentication and delivery of the Senior Notes, (iii) any fees and expenses of the Trustee and its professional advisors (iv) the printing and delivery (by first class mail) to the Underwriters, in reasonable quantities, of copies of the Registration Statement, any Preliminary Prospectus, the Final Term Sheet, any Issuer Free Writing Prospectus and the Prospectus (each as originally filed and as subsequently amended), (v) rating agencies in connection with the rating of the Senior Notes, (vi) travel for the Company’s officers and employees, and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Senior Notes and (vii) and all other costs and expenses incident to the performance of the Company’s obligations under this Agreement (including fees and expenses of the Company’s counsel). In addition, the Company will pay the reasonable out-of-pocket fees and disbursements of Latham & Watkins LLP, counsel to the Underwriters, in connection with the qualification of the Senior Notes under state securities or Blue Sky laws or investment laws (if and to the extent such qualification is required by the Underwriters or the Company); provided that, except as provided in this Section 6(c), the Underwriters shall pay their own costs and expenses, including any transfer taxes on the Senior Notes which they may re-sell (other than initial sale by the Company to the Underwriters pursuant to this Agreement), the expenses of advertising any offering of the Senior Notes made by the Underwriters and any travel expenses incurred by them.

(d) If, during the time when a prospectus relating to the Senior Notes is required to be delivered under the Securities Act, any event occurs as a result of which (i) the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) it is necessary at any time to amend the Prospectus, the Final Term Sheet or any Issuer Free Writing Prospectus to comply with the Securities Act, the Company promptly will (y) notify the Underwriters through the Representatives to suspend solicitation of purchases of the Senior Notes and, (z) at its expense, prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. During the period specified above, the Company will continue to prepare and file with the Commission on a timely basis all documents or amendments required under the Exchange Act and the applicable Rules and Regulations thereunder; provided, that the Company shall not file such documents or amendments without also furnishing copies thereof to the Representatives and Latham & Watkins LLP. Any such documents or amendments which are electronically available through EDGAR shall be deemed to have been furnished by the Company to the Representatives and Latham & Watkins LLP.

(e) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement prior to filing; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement, of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof, or of receipt from the Commission of any notice of objection to the use of the Registration Statement or any supplement or amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, and will use its best efforts to prevent the issuance of any such stop order or any such notice of objection and to obtain as soon as possible their lifting, if issued.

(f) The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement of the Company (in reasonable detail, in form complying with the provisions of Rule 158 under the Securities Act and which need not be audited), covering a period of at least 12 months beginning within three months after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act.

(g) The Company will furnish such information as may be lawfully required for, and otherwise cooperate in, qualifying the Senior Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may designate; provided, however, that the Company shall not be required in any state to qualify as a foreign limited liability company, or to file a general consent to service of process, or to submit to any requirements which it deems unduly burdensome.

(h) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Company will not, without the prior written consent of the Representatives, directly or indirectly, sell or offer to sell or otherwise dispose of any Senior Notes or any security convertible into or exchangeable for Senior Notes or any debt securities substantially similar to Senior Notes (except for the Senior Notes issued pursuant to this Agreement).

(i) Fees and disbursements of Latham & Watkins LLP, who is acting as counsel for the Underwriters, (exclusive of fees and disbursements of Latham & Watkins LLP which are to be paid as set forth in Section 6(c)) shall be paid by the Underwriters; provided, however, that if this Agreement is terminated in accordance with the provisions of Sections 7 or 8 hereof, the Company shall, subject to Section 12, reimburse the Representatives for the account of the Underwriters for the amount of such fees and disbursements.

7. Conditions of Underwriters’ Obligations; Termination by the Underwriters.

(a) The obligations of the Underwriters to purchase and pay for the Senior Notes on the Closing Date shall be subject to the following conditions:

(i)

No stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for that purpose shall be pending before or, to the knowledge of the Company, threatened by the Commission on such date. The Representatives shall have received, prior to payment for the Senior Notes, a certificate dated the Closing Date and signed by the President or any Vice President of the Company to the effect that no such stop order is in effect and that no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

(ii)

On the Closing Date the Representatives shall receive, on behalf of the several Underwriters, the opinions of Latham & Watkins LLP, counsel to the Underwriters, Gibson, Dunn & Crutcher LLP, counsel to the Company, and the Company’s General Counsel, in form and substance reasonably satisfactory to the Representatives.

(iii)

The Representatives shall have received from Deloitte & Touche LLP on the date of this Agreement and on the Closing Date letters addressed to the Representatives containing statements and information of the type ordinarily included in accountants’ SAS 72 “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Information or the Prospectus, including any pro forma financial information.

(iv)

Subsequent to the execution of this Agreement and prior to the Closing Date, (A) except as reflected in, or contemplated by, the Registration Statement, the Time of Sale Information or the Prospectus (exclusive of amendments or supplements after the date hereof), there shall not have occurred (1) any change in the senior debt securities of the Company of the same class as the Senior Notes (other than a decrease in the aggregate principal amount thereof outstanding or issuances of commercial paper in the ordinary course of business), (2) any material adverse change in the general affairs, financial condition or earnings of the Company and its subsidiaries taken as a whole or (3) any material transaction entered into by the Company other than a transaction in the ordinary course of business, the effect of which in each such case in the reasonable judgment of the Representatives is so material and so adverse that it makes it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement, and (B) there shall not have occurred (1) a downgrading in the rating accorded the Company’s senior unsecured notes, or securities that are pari passu to the Company’s senior unsecured notes, by any “nationally recognized statistical rating organization” (as that term is defined in Section 3 of the Exchange Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (2) any general suspension of trading in securities on the New York Stock Exchange or any limitation on prices for such trading or any restrictions on the distribution of securities established by the New York Stock Exchange or by the Commission or by any federal or state agency or by the decision of any court that shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement, (3) a suspension of trading of any securities of the Company on the New York Stock Exchange, (4) a banking moratorium declared either by federal or New York State authorities or (5) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the United States Congress or any other substantial national or international calamity or crisis resulting in the declaration of a national emergency, or any material adverse change in the financial markets; provided the effect of such outbreak, escalation, declaration, calamity, crisis or material adverse change shall, in the reasonable judgment of the Representatives, make it impracticable to proceed with the public offering or delivery of the Senior Notes on the terms and in the manner contemplated in the Time of Sale Information, the Prospectus and this Agreement.

(v)

On the Closing Date, the representations and warranties of the Company in this Agreement shall be true and correct as if made on and as of such date, and the Company shall have performed all obligations and satisfied all conditions required of it under this Agreement; and, on the Closing Date, the Representatives shall have received a certificate to such effect signed by the President or any Vice President of the Company.

(vi)	All legal proceedings to be taken in connection with the issuance and sale of the Senior Notes shall have been satisfactory in form and substance to Latham & Watkins LLP.

(b) In case any of the conditions specified above in Section 7(a) shall not have been fulfilled, this Agreement may be terminated by the Representatives upon mailing or delivering written notice thereof to the Company; provided, however, that in case the conditions specified in subsections 7(a)(v) and (vi) shall not have been fulfilled, this Agreement may not be so terminated by the Representatives unless Underwriters who have agreed to purchase in the aggregate 50% or more of the aggregate principal amount of the Senior Notes shall have consented to such termination and the aforesaid notice shall so state. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(c), 6(i) 9 and 12 hereof.

8. Conditions of the Obligation of the Company. The obligation of the Company to deliver the Senior Notes shall be subject to the conditions set forth in the first sentence of Section 7(a)(i) and in Section 7(a)(ii). In case such conditions shall not have been fulfilled, this Agreement may be terminated by the Company by mailing or delivering written notice thereof to the Representatives. Any such termination shall be without liability of any party to any other party except as otherwise provided in Sections 6(c), 6(i), 9 and 10 hereof.

9. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein made, in light of the circumstances under which they were made (in the case of the Registration Statement, necessary in order to make the statements therein not misleading), not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 6(a), (d) or (e) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriters specifically for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below; provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities (or actions in respect thereof), in connection with clauses (i) through (iii) below, purchased Senior Notes, or any person controlling such Underwriter, where it shall have been determined by a court of competent jurisdiction by final and non-appealable judgment that (i) prior to the Applicable Time the Company has notified such Underwriter that the Preliminary Prospectus, dated October 7, 2024, contains an untrue statement of material fact or omits to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Preliminary Prospectus and such corrected Preliminary Prospectus was provided to such Underwriter sufficiently in advance of the Applicable Time so that such corrected Preliminary Prospectus could have been conveyed to such person prior to the Applicable Time and (iii) such corrected Preliminary Prospectus was not conveyed to such person at or prior to the Applicable Time to such person.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists solely of the information described as such in Section 13 hereof; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Company’s failure to perform its obligations under Section 6(a), (d) or (e) of this Agreement.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 9 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) from the offering of the Senior Notes received by the Company bear to the total discounts and commissions received by the Underwriters with respect to the Senior Notes from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Notes were purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

10. Default of Underwriters. If any Underwriter or Underwriters defaults in its or their obligations to purchase the Senior Notes hereunder, and the aggregate principal amount of the Senior Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Senior Notes, the non-defaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Senior Notes by other persons, including themselves, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase such Senior Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so defaults and the aggregate principal amount of the Senior Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Senior Notes and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Senior Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriters or the Company, except as provided in Section 12 hereof. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein, including the Company’s obligations pursuant to Section 12 hereof, will relieve a defaulting Underwriter from liability for its default.

11. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this Agreement:

(i)	“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii)	“Covered Entity” means any of the following:

a. (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

b. (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

c. a “covered FSI” as that term is defined in, and interpreted in accordance with 12 C.F.R. § 382.2(b).

(iii)	“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

12. Representations, Warranties and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Senior Notes. If this Agreement is terminated for any reason other than pursuant to Section 10 or if for any reason the purchase of the Senior Notes by the Underwriters is not consummated other than such default by an Underwriter, the Company shall be responsible for the fees and expenses of counsel for the Underwriters in an amount not to exceed $200,000 and Sections 9, 11, 12, 13,15, 16, 17, 18 and 19 shall survive any such termination of this Agreement and remain in full force and effect.

13. Underwriter Information. It is understood and agreed that the only information furnished by any Underwriter to the Company consists of the following information in the Preliminary Prospectus and Prospectus furnished on behalf of each Underwriter to the Company expressly for use therein, as applicable: under the caption “Underwriting,” paragraphs 3 (second sentence only), 4, 5 (second sentence only), 6, 7 and 8.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. Any signature to this Agreement may be delivered by facsimile, electronic transmission (i.e., a “pdf” or “tif”) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other applicable law (i.e., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

15. Applicable Law. This shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

16. Waiver of Jury; Jurisdiction.

TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

The Company hereby submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York, New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each Underwriter and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Section 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Senior Notes shall be deemed to be a successor by reason merely of such purchase. This Agreement and the rights and obligations hereunder shall not be assignable by the Company without the prior written consent of the Representatives (which consent shall not be unreasonably withheld). This Agreement may not be modified or amended except by an instrument in writing signed by the Company and the Representatives.

18. No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Senior Notes, including the determination of the offering price of such Senior Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and each Underwriter, on the other hand; (ii) each Underwriter is acting solely in the capacity of an arm’s-length contractual counterparty to the Company in connection with the offering of such Senior Notes and the process leading to such transaction (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an Underwriter of, the Company; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of such Senior Notes or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Senior Notes except the obligations expressly set forth in this Agreement; and (iv) the Underwriters are not advising the Company as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction and the Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.

19. Notices. All communications hereunder shall be in writing and if to the Underwriters shall be mailed, faxed or delivered to the Representatives at the addresses set forth on Schedule II hereto, or if to the Company shall be mailed, faxed or delivered to it, attention of Vice President, Chief Financial Officer and Treasurer, Eastern Energy Gas Holdings, LLC, 10700 Energy Way, Glen Allen, Virginia 23060 (facsimile number: 804-965-6375).

[Signature Pages Follow]

Please sign and return to us a counterpart of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

EASTERN ENERGY GAS HOLDINGS, LLC

By:	/s/ Scott C. Miller
Name:	Scott C. Miller
Title:	Vice President, Chief Financial Officer & Treasurer

[Signature Page to Underwriting Agreement]

The foregoing agreement is hereby confirmed and accepted, as of the date first above written.

BOFA SECURITIES, INC.
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Rob Colucci
Name:	Rob Colucci
Title:	Managing Director

[Signature Page to Underwriting Agreement]

MUFG SECURITIES AMERICAS INC.
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Richard Testa
Name:	Richard Testa
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SMBC NIKKO SECURITIES AMERICA, INC.
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Thomas Bausano
Name:	Thomas Bausano
Title:	Managing Director

[Signature Page to Underwriting Agreement]

TRUIST SECURITIES, INC.
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Robert Nordlinger
Name:	Robert Nordlinger
Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

U.S. BANCORP INVESTMENTS, INC.
acting individually and as Representative of the Underwriters named in Schedule I hereto

By:	/s/ Brent Kreissl
Name:	Brent Kreissl
Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of Senior Notes to be Purchased
BofA Securities, Inc.	$108,000,000
MUFG Securities Americas Inc.	$108,000,000
SMBC Nikko Securities America, Inc.	$108,000,000
Truist Securities, Inc.	$108,000,000
U.S. Bancorp Investments, Inc.	$108,000,000
BMO Capital Markets Corp.	$66,000,000
CIBC World Markets Corp.	$66,000,000
RBC Capital Markets, LLC	$66,000,000
BNY Mellon Capital Markets, LLC	$27,000,000
Huntington Securities, Inc.	$27,000,000
KeyBanc Capital Markets Inc.	$27,000,000
Loop Capital Markets LLC	$27,000,000
Regions Securities LLC	$27,000,000
TD Securities (USA) LLC	$27,000,000
Total:	$900,000,000

I-1

SCHEDULE II

Title of Senior Notes: $900,000,000 2024 Series A 5.650% Senior Notes due 2054

Aggregate Principal Amount: $900,000,000

Initial Price to Public: 99.927% of the principal amount of the Senior Notes plus accrued interest, if any, from the date of issuance

Initial Purchase Price to be paid by Underwriters: 99.127% of the principal amount of the Senior Notes

Time of Delivery:	October 9, 2024, 10:00 a.m.

Closing Location:	Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020

The Senior Notes will be available for inspection by the Representatives at:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020

Addresses for Notices to the Underwriters:

BofA Securities, Inc.
114 West 47th Street NY8-114-07-01
New York, New York 10036
Attention: High Grade Transaction Management/Legal
Facsimile: (212) 901-7881

MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
Facsimile: (646) 434-3455
Attention: Capital Markets Group

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, New York 10172
Attention: Debt Capital Markets
E-mail: prospectus@smbcnikko-si.com

II-1

Truist Securities, Inc.
3333 Peachtree Road
Atlanta, Georgia 30326

U.S. Bancorp Investments, Inc. 214 N. Tryon Street, 26th Floor Charlotte, North Carolina 28202 Attention: Credit Fixed Income Facsimile: (704) 335-2393

With a copy of any notice pursuant to Section 9(c) also sent to:

Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Attention: Erika L. Weinberg, Esq.

II-2

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

1. Issuer Free Writing Prospectus dated October 7, 2024

III-1

SCHEDULE IV

FINAL TERM SHEET

[See attached.]

IV-1

Issuer Free Writing Prospectus

(Relating to Preliminary Prospectus Supplement

Dated October 7, 2024

Filed Pursuant to Rule 433(d)

Registration No. 333-276072

EASTERN ENERGY GAS HOLDINGS, LLC

FINAL PRICING TERM SHEET

October 7, 2024

Issuer:	Eastern Energy Gas Holdings, LLC

Legal Format:	SEC-Registered

Issue:	2024 Series A 5.650% Senior Notes due 2054 (the “Senior Notes”)

Offering Size:	$900,000,000 in aggregate principal amount

Net Proceeds (before expenses) to Issuer:	$892,143,000

Coupon and Coupon Payment Dates:	5.650% per annum, payable semi-annually on each April 15 and October 15, commencing April 15, 2025

Trade Date:	October 7, 2024

Settlement Date:	October 9, 2024 (T+2)

Maturity Date:	October 15, 2054

Benchmark Treasury:	UST 4.625% due May 15, 2054

Benchmark Treasury Yield:	4.305%

Spread to Benchmark Treasury:	+135 basis points

Re-offer Yield:	5.655%

Price to Public:	99.927% of the principal amount

Expected Ratings[1]:	Baa1 by Moody’s Investors Service, Inc. A- by S&P Global Ratings

[1]

These expected securities ratings have been provided by Moody’s Investors Service, Inc. and S&P Global Ratings. None of these ratings are a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating. No report of any rating agency is incorporated by reference herein.

Optional Redemption:	Prior to April 15, 2054 (six months prior to their maturity date) (the “Par Call Date”), we may redeem the Senior Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to, but not including, the redemption date (assuming the Senior Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in our preliminary prospectus supplement, dated October 7, 2024) plus 25 basis points less (b) interest accrued to the redemption date; and (ii) 100% of the principal amount of the Senior Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.

On or after the Par Call Date, we may redeem the Senior Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

CUSIP / ISIN:	27636A AA0 / US27636AAA07

Joint Book-Running Managers:

BofA Securities, Inc.

MUFG Securities Americas Inc.

SMBC Nikko Securities America, Inc.

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

BMO Capital Markets Corp.

CIBC World Markets Corp.

RBC Capital Markets, LLC

Co-Managers:	BNY Mellon Capital Markets, LLC Huntington Securities, Inc. KeyBanc Capital Markets Inc. Loop Capital Markets LLC Regions Securities LLC TD Securities (USA) LLC

We expect that delivery of the Senior Notes will be made to investors on or about October 9, 2024, which will be the second business day following the date of the prospectus supplement (such settlement being referred to as “T+2”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes before the date that is the business day prior to the settlement date will be required, by virtue of the fact that the Senior Notes initially settle in T+2, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade notes before the date that is the business day prior to the settlement date should consult their advisors.

The issuer has filed a registration statement (including a preliminary prospectus supplement and prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. toll free at 1-800-294-1322, MUFG Securities Americas Inc. toll free at 1-877-649-6848, SMBC Nikko Securities America, Inc. toll free at 1-888-868-6856, Truist Securities, Inc. toll free at 1-800-685-4786, or U.S. Bancorp Investments, Inc. toll free at 1-877-558-2607.

SCHEDULE V

OFFERING RESTRICTIONS

Abu Dhabi

Australia

Canada

Dubai International Financial Centre

European Economic Area

Hong Kong

Japan

Korea

Singapore

Switzerland

Taiwan

United Kingdom

United Arab Emirates

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